Exhibit 10.2

CASUAL MALE RETAIL GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Section 1. Establishment and Purpose

Casual Male Retail Group, Inc. (the “Company”) hereby establishes a non-employee director compensation plan to be named the Casual Male Retail Group, Inc. Non-Employee Director Compensation Plan (the “Plan”), for the purpose of supporting the Company’s ongoing efforts to attract and retain exceptional directors to provide strategic guidance to the Company.

Section 2. Definitions

When used herein, the following capitalized terms shall have the meanings assigned to them, unless the context clearly indicates otherwise. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Company’s 2006 Incentive Compensation Plan (the “Incentive Compensation Plan”).

(a)	Black-Scholes Valuation means, with respect to an Option, the value of such Option as of the Grant Date calculated utilizing the same formula and assumptions as the Company utilized for the purpose of valuing outstanding options in its most recently (meaning at the time of the valuation) prepared audited annual financial statement.
(b)	Cash means U.S. dollars.
(c)	Commission means the United States Securities and Exchange Commission or any successor agency.
(d)	Compensation means an award under the Plan that is payable in the form of Cash, Deferred Stock, Options and/or Stock pursuant to the terms and conditions set forth in this Plan.
(e)	Compensation Payment Choice means the form of payment of Compensation that a Participant selects in accordance with the terms hereof.
(f)	Grant Date means the following: (i) each quarterly retainer and chairperson fee payable pursuant to Sections 3(i)(a)-(d) hereof shall be paid on, and the Grant Dates shall be, the first business day of each quarter in each fiscal year, (ii) each meeting fee payable pursuant to Sections 3(i)(e) and (f) hereof shall be paid on, and the Grant Date shall be, the last business day of each month in which the applicable meeting occurs, (iii) the fee payable upon the re-election of a Director to the Board pursuant to Section 3(i)(g) hereof shall be paid on, and the Grant Date shall be, the last business day of the month in which such re-election occurs; and (iv) the Option grant issued pursuant to Section 3(i)(h) with respect to a Director’s initial election to the Board shall be issued on, and the Grant Date shall be, the last business day of the month in which such initial election occurs.
(g)	Incentive Compensation Plan means the Company’s 2006 Incentive Compensation Plan, as the same may hereinafter be amended from time to time.

(h)	Irrevocable Election Agreement means the written agreement, substantially in the form of Exhibit A, between the Company and a Participant, which, together with the Plan, governs the Participant’s rights to payment of Compensation under the Plan.
(i)	Non-Employee Director means a Director who satisfies the requirements set forth in Rule 17 CFR 240.16b-3(i).
(j)	Participant means a Non-Employee Director of the Company.
(k)	Plan means this Casual Male Retail Group, Inc. Non-Employee Director Compensation Plan, as the same may hereinafter be amended from time to time.
(l)	Separation from Service means the earliest date on which a Participant has incurred a separation from service, within the meaning of Section 409A (a) (2) of the Code, with the Service Recipient.
(m)	Service Recipient means the Company and all persons with whom the Company would be considered a single employer under Section 414(b) of the Code (employees of a controlled group of corporations), and all persons with whom such person would be considered a single employer under Section 414(c) of the Code (employees of partnerships, proprietorships, or other entities under company control).
(n)	Treasury Regulations means the regulations promulgated by the United States Treasury Department with respect to the Code, as amended from time to time.

Section 3. Compensation; Irrevocable Election; Valuation.

(i) Effective February 1, 2009, the Compensation paid to the Participants shall be as follows:

(a)	a retainer equal to $5,000 per fiscal quarter (paid only to those Participants serving (i) as a Director as of the first day of the fiscal year, and (ii) as a Director as of the Grant Date in the fiscal quarter for which the fee is payable);
(b)	to the chairperson of the Company’s audit committee, a fee equal to $2,500 per fiscal quarter (paid only to the Participant serving in such position as of the Grant Date in the fiscal quarter for which the fee is payable);
(c)	to the chairperson of the Company’s compensation committee, a fee equal to $1,250 per fiscal quarter (paid only to the Participant serving in such position as of the Grant Date in the fiscal quarter for which the fee is payable);
(d)	to the chairperson of the Company’s nominating and corporate governance committee, a fee equal to $1,250 per fiscal quarter (paid only to the Participant serving in such position as of the Grant Date in the fiscal quarter for which the fee is payable);
(e)	$1,500 per meeting for his/her attendance at in-person meetings of the Board and committees;
(f)	$750 per meeting for his/her attendance at telephonic meetings of the Board and committees;
(g)	$82,250 annually upon his/her re-election to the Board; and

(h)	Options to purchase 15,000 shares of the Company’s common stock upon initial election to the Board.

(ii) Compensation paid hereunder is being made pursuant to the Incentive Compensation Plan. Subject to the terms hereof, Compensation shall be paid on the applicable Grant Date unless the Participant elects to receive Deferred Stock. The Participants will have the right to elect payments of the values set forth above except in any combination of Cash, Stock, Deferred Stock or Options assuming there is an adequate number of shares of common stock available under the Incentive Compensation Plan. In the event a Participant elects to receive Deferred Stock, then on the Grant Date, the Participant shall receive a Deferred Stock Award and, when the deferment period expires, payment shall be made in shares of common stock. In the event that the Company does not have a sufficient number of shares of Options, or common stock remaining under the Incentive Compensation Plan, the payments will be made in Cash to the extent of such insufficiency.

(iii) The elections by the Participants must be made in writing substantially in the form of Exhibit A attached hereto and submitted to the General Counsel of the Company (or such other person as the Committee shall designate) no later than December 1st of the year preceding the fiscal year for which the election is to be effective. All elections (including elections to receive Deferred Stock), once submitted, are irrevocable for that fiscal year. In the event a timely election is not made or a person does not become a Participant until after the deadline for the election to be made, the payments will be made in cash for that fiscal year. Any person, who becomes a Participant during a fiscal year, shall be eligible to receive cash.

(iv) For the purposes of determining the relative values of Stock, Deferred Stock, and Options, each share of Stock or Deferred Stock shall be assigned a value equal to the closing price of a share of the Company’s common stock as reported by the NASDAQ Stock Market, Inc. (“NASDAQ”) on the effective Grant Date and each Option to acquire a share of Company common stock shall be assigned a value equal to the Black-Scholes value of an option to acquire a share of Company common stock on the effective Grant Date with an exercise price equal to the closing price of a share of the Company’s common stock as reported by the NASDAQ on such Grant Date. Any Options issued pursuant to the foregoing shall vest in increments of one-third on the effective Grant Date, one-third on the first anniversary of the effective Grant Date and one-third on the second anniversary of the effective Grant Date. Unless the Board otherwise determines in its sole discretion, any unexercised portion of vested Options shall be exercisable for 10 years after the Grant Date, except in the event of Separation from Service, where vested Options shall automatically terminate: (i) immediately if for cause; (ii) three months if for a reason other than for cause/disability/death; (iii) twelve months if by reason of a Disability; and (iv) (a) twelve months if by reason of death or, if later, (b) three months after the date which the Participant dies if death occurs during the one year period due to Disability. Any Deferred Stock or Stock granted pursuant to this Plan shall be fully vested on the Grant Date.

(v) Except in the event of a Change in Control, all unvested Options to which a Participant would otherwise be entitled shall be forfeited immediately upon the Participant’s Separation from Service except as may otherwise be determined by the Board in writing in its sole discretion.

(vi) If a Participant may elect to receive Deferred Stock, the deferral period shall be 3-5 years after the Grant Date as irrevocably elected by the Participant pursuant to Section 3 (iii) above. Payment of the Deferred Stock Award shall occur on the earlier of (a) the Participant’s Separation from Service or (b) the deferral election date specified by the Participant. Notwithstanding the foregoing, if a Participant is a “specified employee”, as that term is defined in Section 409A(a)(2)(B)(i) of the Code, then no payment or benefit that is payable on account of the Participant’s Separation from Service shall be made before the date that is six months after the Participant’s separation from service (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A.

Section 4. Change in Control.

If and to the extent that it would not violate the requirements of Section 409A of the Code, in the event of a Change in Control prior to, or concurrently with, a Participant’s Separation from Service, the full value of the Participant’s unpaid or unvested Compensation shall immediately vest and; in the case of any Deferred Stock Award, shall be paid as soon as administratively practicable after, and in all events within 30 days after, the Change of Control.

Section 5. No Acceleration of Benefits

In no event shall the acceleration of the time or schedule of any payment under the Plan be permitted, except to the extent permitted under Section 409A of the Code and the Treasury Regulations and other applicable guidance issued thereunder.

Section 6. Amendment and Termination

This Plan may be amended or terminated in any respect at any time by the Board; provided, however, that no amendment or termination of the Plan shall be effective to reduce any benefits that accrue and are vested before the adoption of such amendment or termination. If and to the extent permitted without violating the requirements of Section 409A of the Code, the Committee may require that the Compensation of all Participants be paid in cash as soon as practicable after such termination, notwithstanding any elections by Participants with regard to the timing or form in which their benefits are to be paid. If and to the extent that the Committee does not accelerate the timing of payments on account of the termination of the Plan pursuant to the preceding sentence, payment of any remaining benefits under the Plan shall be made at the same times and in the same manner as such payments would have been made based upon the most recent elections made by Participants, and the terms of the Plan, as in effect at the time the Plan is terminated.

Section 7. Unfunded Obligation

The obligations of the Company to pay any Compensation under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made from the general assets of the Company. Participants’ rights under the Plan are not assignable or transferable except to the extent that such assignment or transfer is permitted under the terms of the Incentive Compensation Plan.

Section 8. Withholding

The Participants and personal representatives shall bear any and all federal, state, local or other taxes imposed on benefits under the Plan. The Company may deduct from any payments under the Plan the amount of any taxes required to be withheld from such payments by any federal, state or local government, and may deduct from any Compensation or other amounts payable to the Participant the amount of any taxes required to be withheld with respect to any other amounts under the Plan by any federal, state or local government.

Section 9. Applicable Law

This Plan shall be construed and enforced in accordance with the laws of the State of Delaware, except to the extent superseded by federal law.

Section 10. Administration and Interpretation

The Plan will be administered by the Committee. Pursuant to its charter, the Committee shall not make any substantive changes to the Compensation set forth in this Plan without the approval of the Board. The Committee will have broad authority to adopt rules and regulations relating to the Plan and make decisions and interpretations regarding the provisions of the Plan. Benefits due and owing to a Participant under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Participant who has not received the benefits to which Participant believes himself or herself entitled may file a written claim with the Committee, which shall act on the claim within thirty days. Any decisions or interpretations by the Committee relating to benefits under the Plan shall be binding and conclusive on all affected parties.

Section 11. Code Section 409A

It is intended that the Compensation granted pursuant to this Plan other than any Deferred Stock Awards, be exempt from Section 409A of the Code (“Section 409A”) because it is believed (i) the Compensation payable in cash should qualify for the short-term deferral exception contained in Treasury Regulation §1.409A-1(b)(4), and (ii) any Options granted pursuant to the Plan will have an exercise price that may never be less than the

Fair Market Value of a Share on the Grant Date and the other requirements for the exemption of such options under Treasury Regulation §1.409A-1(b)(5)(i)(A) should be met. It also is intended that any compensation payable in the form of a Deferred Stock Award comply with the requirements of Section 409A. The provisions of the Plan shall be interpreted in a manner consistent with the foregoing intentions.

The Committee, in its sole discretion, and without the consent of any Participant or Beneficiary, may amend the provisions of this Plan to the extent that the Committee determines that such amendment is necessary or appropriate in order for the Compensation paid pursuant to the Plan to be exempt from the requirements of Section 409A, or if and to that the Committee determines that the Compensation is not so exempt, to amend the Plan (and any agreements relating to any Compensation) in such manner as the Committee determines shall deem necessary or appropriate to comply with the requirements of Section 409A.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that the Compensation paid pursuant to this Plan is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that the Participant or Beneficiary may incur in the event that any provision of the Plan or any Compensation agreement, or any amendment or any modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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EXHIBIT A

CASUAL MALE RETAIL GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

IRREVOCABLE ELECTION AGREEMENT

TO:        General Counsel:

I,                                         , hereby elect to receive my Casual Male Retail Group, Inc. Non-Employee Director Compensation (as defined in the Casual Male Retail Group, Inc. Non-Employee Director Compensation Plan (the “Plan”)) as follows:

	PAYMENT CHOICES									If Deferred Stock was elected, specify Deferral Period
COMPENSATION	Cash		CMRG Stock		CMRG Stock Options		CMRG Deferred Stock		TOTAL
Retainer		%		%		%		%	100%	3 yrs.	4 yrs.	5 yrs.
In-Person Meetings		%		%		%		%	100%	3 yrs.	4 yrs.	5 yrs.
Telephonic Meetings		%		%		%		%	100%	3 yrs.	4 yrs.	5 yrs.
Committee Chair Fee		%		%		%		%	100%	3 yrs.	4 yrs.	5 yrs.
Re-election Award		%		%		%		%	100%	3 yrs.	4 yrs.	5 yrs.

[NOTE: You have the opportunity to decide the Compensation Payment Choice(s): cash, CMRG Stock, CMRG stock options or CMRG Deferred Stock for each type of fee. Your selected option(s) for any given year must equal 100%. If you select Deferred Stock, then distribution of your CMRG shares shall be made on the earlier of the number of years that have elapsed commencing on the Grant Date, and the date of your Separation from Service (or if you become an employee of the Company and are a “specified employee”, as defined in the Plan, the 6-month anniversary of the Grant Date). If you do not specify a number of years, distribution will be made upon your Separation from Service.]

I understand and acknowledge that if there is an insufficient number of CMRG shares available under the Company’s 2006 Incentive Compensation Plan; I will be paid in cash.

I understand and acknowledge that this election is irrevocable. I understand and acknowledge that I must be a director of the Company on the dates each portion of the Compensation is paid in order to qualify for such payment.

I understand and acknowledge that if there is any conflict between this form or any part of it and the Plan, the provisions of the Plan shall govern.

I have hereunto set my hand and seal this      day of                     , 2008.

(Signature)	(Printed name)